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                                  EXHIBIT 4(e)

                                  ENDORSEMENTS






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                                                                  TAX-SHELTERED
                                                                  ANNUITY (TSA)
                                                                     ENDORSEMENT



We have issued this endorsement as part of the Certificate to which it is attached to be effective on the later of the Certificate Issue Date or the following date (if any):

Notwithstanding any provision in the Certificate to the contrary:

(a) The Certificate is intended to be a tax-sheltered annuity (TSA) created for the exclusive benefit of You and Your Beneficiary and qualified under
     Section 403(b) of the Internal Revenue Code ("Code"). The Single Premium must be a rollover or transfer contribution from another another qualified TSA. Your entire interest in the Certificate is nonforfeitable. You and the Annuitant must be the same person. You may not designate a Contingent Annuitant or a Joint Certificate Owner. You may not transfer ownership of the Certificate.

(b) Section 403(b)(11) of the Code provides that distributions from the Certificate can occur only under the following circumstances: (1) the amount is being distributed after You attain age 59 1/2, separate from service, die, or become permanently and totally disabled; (2) the amount is being distributed in the case of hardship but such amount may not include any income attributable to Your TSA contributions; or (3) the amount to be distributed, when added to (i) any amounts previously distributed from the Certificate and (ii) any amounts distributed after December 31, 1988 from the TSA(s) that is a predecessor of the Certificate, does not exceed the value of the predecessor TSA(s) on December 31, 1988.

(c) You must begin taking distributions no later than April 1 of the calendar year after You attain age 70 1/2 or, if You are a participant in a governmental plan, April 1 of the calendar year after you retire (the required beginning date). You may elect to have the Certificate's value distributed in equal or substantially equal amounts over (1) Your life or the lives of You and Your designated Beneficiary or (2) a period certain not extending beyond Your life expectancy or the joint and last survivor expectancy of You and Your designated Beneficiary. Periodic payments will be made at intervals of no longer than one year and will be nonincreasing. Unless You elect otherwise by Written Request, You must apply the Annuity Value to annuity payments that begin on or before the required beginning date under an annuity payment option that complies with minimum distribution regulations adopted under Section 403(b)(10) of the Code. You may elect that We pay You the Certificate Withdrawal Value on or before the required beginning date or, if offered by Us, that payments begin on or before that date under a partial withdrawal option that complies with the regulations previously referred to.

(d) All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental-death-benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

(e) In the event of Your death, Your entire interest in the Certificate must be distributed in conformity with regulations adopted under Section 403(b)(10) of the Code, which regulations contain rules similar

END.TSA(7)                      (See other side)

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     to the after-death-distribution rules of Section 401(a)(9)(G) of the Code and to the incidental-death-benefit requirements of Section 401(a)(9)(G) of the Code. These regulations provide that TSAs are subject to the distribution rules provided in those Sections and in Regulation 1.401(a)(9)-1 and 1.401(a)(9)-2.

     If You die after distributions have begun, the remaining portion of Your interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to Your death. If You die before distributions have begun, Your entire interest must be distributed within five years of the date of death. Distributions are considered to have begun if payments are made on account of Your reaching Your required beginning date or, if prior to that date, annuity payments begin to You under (c) above.

     The Certificate's provisions relating to the death of the Annuitant are changed to the extent necessary to conform with the regulations and statutory rules referred to in this paragraph (e).

(f) Life expectancy and joint and last survivor expectancy will be calculated by use of the return multiples in Tables V and VI of Regulation 1.72-9. If We offer a partial withdrawal option, (1) the life expectancy factor used by us will be based on the joint life expectancy of You and Your designated Beneficiary unless You make a Written Request that it be based on just Your life expectancy, (2) neither Your life expectancy nor the life expectancy of any Beneficiary will be annually recalculated, and (3) instead, the original life expectancy factor will be reduced by 1.0 in each succeeding year.

(g) Nothwithstanding any provision of the Certificate to the contrary that would otherwise limit a distributee's election, a "distributee" may elect, at the time and in the manner prescribed by Us, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover".

     The "distributee" is You. In addition, Your surviving spouse and Your spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

     An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a TSA described in Section 403(b) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     A "direct rollover" is a payment by Us to the eligible retirement plan specified by the distributee.

END.TSA(7)                      (See other side)

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(h)  In the event of any conflict between the terms of the Certificate and these
     TSA provisions or any sections of the Code applicable to annuities described in Section 403(b) of the Code, those TSA provisions or sections will govern. Any distribution options in the Certificate that are inconsistent with Section 401(a)(9) or are inconsistent with other provisions reflecting Section 401(a)(9) as are prescribed by the Commissioner of Internal Revenue, are overridden and that Section or provision reflecting that Section shall govern.


Signed for the Company by:
                           ------------------------------------
                                      Secretary


END.TSA(7)

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                                                                 CORPORATE/KEOGH
                                                                     401(a) PLAN
                                                                     ENDORSEMENT



We have issued this endorsement as part of the Certificate to which it is attached to be effective on the later of the Certificate Issue Date or the following date (if any):

Notwithstanding any provisions in the Certificate to the contrary:

    (a) The Certificate is issued to a trust or custodial account forming part of an employer's pension or profit-sharing plan qualified under
         Section 401 of the Internal Revenue Code. While the Certificate is in effect, You must continue to maintain the tax-qualified status of the plan. The Certificate does not reflect any plan provisions; it is simply an asset of the plan.

    (b) You may not designate a Contingent Annuitant, a Joint Certificate Owner, or a Beneficiary. You are the Beneficiary. If You do not designate an Annuitant because the initial payment to the Certificate represents the unallocated interests of multiple participants under the plan, then You may apply a partial withdrawal amount either to a non-transferable Annuity Option payable to a participant or to a non-transferable Joint and Survivor Annuity Option payable to a participant and his or her spouse.




Signed for the Company by:
                           ------------------------------------
                                         Secretary


END.C/K(7)

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                                                           INDIVIDUAL RETIREMENT
                                                                   ANNUITY (IRA)
                                                                     ENDORSEMENT



We have issued this endorsement as part of the Certificate to which it is attached to be effective on the later of the Certificate Issue Date or the following date (if any):

Notwithstanding any provision in the Certificate to the contrary:

(a) The Certificate is intended to be an individual retirement annuity (IRA) plan created for the exclusive benefit of You and Your Beneficiary and qualified under Section 408 of the Internal Revenue Code ("Code"). Your entire interest in the Certificate is nonforfeitable. You and the Annuitant must be the same person. You may not designate a Contingent Annuitant or a Joint Certificate Owner. You may not transfer ownership of the Certificate nor may You pledge, collaterally assign, or otherwise use it as security for a loan.

(b) Except in the case of a rollover or transfer contribution as described in
    Section 402(c), 403(a)(4), 403(b)(8) or 408(d)(3) of the Code, (1) the
    payments made to an IRA for any taxable year must be in cash and may not exceed $2,000 or such higher amount as may be permitted under the Code (e.g., for a contribution made in accordance with the terms of a Simplified Employee Pension Plan (SEP) as described in Section 408(k)), and (2) You may not make payments beginning with the calendar year in which You attain age 70 1/2. Since the minimum Single Premium is over $2,000, it will generally have to be paid, at least in part, by a rollover or transfer.

(c) You must begin taking distributions no later than April 1 of the calendar year after You attain age 70 1/2 (the required beginning date). You may elect to have the Certificate's value distributed in equal or substantially equal amounts over (1) Your life or the lives of You and Your designated Beneficiary or (2) a period certain not extending beyond Your life expectancy or the joint and last survivor expectancy of You and Your designated Beneficiary. Periodic payments will be made at intervals of no longer than one year and will be nonincreasing. Unless You elect otherwise by Written Request, You must apply the Annuity Value to annuity payments that begin on or before the April 1st date under an annuity payment option that complies with minimum distribution regulations adopted under Section 408(b)(3) of the Code. You may elect that We pay You the Certificate Withdrawal Value on or before the April 1st date or, if offered by Us, that payments begin on or before that date under a partial withdrawal option that complies with the regulations previously referred to.

(d) All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental-death-benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income
    Tax Regulations.

(e) In the event of Your death, Your entire interest in the Certificate must be distributed in conformity with regulations adopted under Section 408(b)(3) of the Code, which regulations contain rules similar to the after-death-distribution rules of Section 401(a)(9)(G) of the Code and to the incidental-death-benefit requirements of Section 401(a)(9)(G) of the Code. These regulations provide that IRAs are

END.IRA(7)                         (See other side)
    subject to the distribution rules provided in those Sections and in Regulation 1.401(a)(9)-1 and 1.401(a)(9)-2.

    If You die after distributions have begun, the remaining portion of Your interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to Your death. If You die before distributions have begun, Your entire interest must be distributed within five years of the date of death. Distributions are considered to have begun if payments are made on account of Your reaching Your required beginning date or, if prior to that date, annuity payments begin to You under (c) above.

    If the designated Beneficiary is Your surviving spouse, the surviving spouse may treat the Certificate as his or her own IRA. This election will be deemed to have been made if such surviving spouse fails to elect a distribution acceptable under Regulation 1.401(a)(9). The Certificate's provisions relating to the death of the Annuitant are changed to the extent necessary to conform with the regulations and statutory rules referred to in this paragraph.

(f) Life expectancy and joint and last survivor expectancy will be calculated by use of the return multiples in Tables V and VI of Regulation 1.72-9. If We offer a partial withdrawal option, (1) the life expectancy factor used by us will be based on the joint life expectancy of You and Your designated Beneficiary unless You make a Written Request that it be based on just Your life expectancy, (2) neither Your life expectancy nor the life expectancy of any Beneficiary will be annually recalculated, and (3) instead, the original life expectancy factor will be reduced by 1.0 in each succeeding year.

(g) We will send You annually a report concerning the status of the annuity.

(h) In the event of any conflict between the terms of the Certificate and these IRA provisions or any sections of the Code applicable to annuities described in Section 408(b) of the Internal Revenue Code, those IRA provisions or sections will govern. Any distribution options in the Certificate that are inconsistent with Section 401(a)(9) or are inconsistent with other provisions reflecting Section 401(a)(9) as are prescribed by the Commissioner of Internal Revenue, are overridden and that Section or provision reflecting that Section shall govern.


Signed for the Company by:
                           ------------------------------------
                                     Secretary


END.IRA(7)

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                                                                  QUALIFIED PLAN
                                                                     ENDORSEMENT



We have issued this endorsement as part of the Group Contract to which it is attached on the Issue Date.

At least one of the following Certificate endorsements will be offered to Certificate Owners (only one endorsement will be issued with any one Certificate):

     END.IRA(7)          Individual Retirement Annuity (IRA) Endorsement
     END.TSA(7)          Tax-Sheltered Annuity (TSA) Endorsement
     END.C/K(7)          Corporate/Keogh 401(a) Plan Endorsement




Signed for the Company:
                       ------------------------------------
                                   Secretary


END.A(126)